Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Midland States Bancorp, Inc.:

We consent to the use of our report dated March 10, 2017, with respect to the consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows of Midland States Bancorp, Inc. for the year ended December 31, 2016, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement/prospectus.

/s/ KPMG LLP

St. Louis, Missouri
November 7, 2019